BOSTON SCIENTIFIC ANNOUNCES AGREEMENT TO ACQUIRE NXTHERA
Acquisition expands portfolio with minimally invasive treatment option for patients with benign prostatic hyperplasia

MARLBOROUGH, Mass., March 21, 2018- Boston Scientific (NYSE: BSX) today announced that it has entered into a definitive agreement to acquire NxThera, a privately-held company based in Maple Grove, Minnesota. NxThera developed and commercialized, in the United States (U.S.) and Europe, the Rezûm® system which is a minimally invasive therapy in a growing category of treatment options for men with symptoms arising from benign prostatic hyperplasia (BPH). The transaction consists of an upfront cash payment of $306 million, and up to an additional $100 million in potential commercial milestone payments over the next four years. Boston Scientific has an existing minority investment in NxThera, which is expected to result in a net upfront payment of approximately $240 million upon closing and milestone payments of up to $85 million.

BPH is an enlargement of the prostate that affects 110 million men worldwide and may cause symptoms that impact a patient’s qualify of life, such as pain and a frequent need to urinate.1,2 The likelihood of having BPH increases with age and more than 12 million symptomatic men in the U.S. are currently being treated for the condition with medications or procedural approaches.3,4

Treatment with the Rezûm system is typically performed in a physician’s office without general anesthesia and uses water vapor to remove excess prostate tissue thereby alleviating obstruction to flow, which helps reduce BPH-related symptoms. A study published in the March issue of the Journal of Urology demonstrated that over a three year period, patients treated with the Rezûm system had clinical progression rates that were five times lower than reported rates of patients treated with daily, long-term medications.5 Additional clinical data from a randomized controlled trial demonstrated that patients treated with the Rezûm system had a 51 percent reduction in their symptoms at 24 months post-treatment and maintained a 50 percent reduction in BPH symptoms at three years post-treatment.5,6,7

“The Rezûm system is an innovative therapy for men with symptomatic BPH that helps patients with a minimally invasive approach while reducing the cost and unwanted side effects that comes with taking maintenance medications,” said Dave Pierce, senior vice president and president, Urology and Pelvic Health, Boston Scientific. “When compared with other minimally invasive BPH therapies, patients treated with the Rezûm system spend less time in the doctor’s office and have longer lasting improvement in their symptoms.”

Patients with symptomatic BPH are generally first treated with medications that can have side effects including nausea, dizziness and sexual dysfunction.8 As the prostate continues to enlarge, men may undergo surgery which can result in worsening stress urinary incontinence and erectile dysfunction. Clinical studies have demonstrated that treatment with the Rezûm system, in addition to reducing symptoms of BPH, preserves sexual function.9 The system was cleared by the U.S. Food and Drug Administration in 2015 and has CE mark. More than 20,000 patients have been treated with the Rezûm system.

“We are excited to announce this agreement with Boston Scientific,” said Bob Paulson, president and chief executive officer, NxThera. “Their strong leadership in the field of urology will help drive the Rezûm system forward and ensure that more men have access to this treatment option.”
The Boston Scientific Urology and Pelvic Health portfolio includes a range of treatment options for men’s and women’s urological and gynecological conditions. Upon completion of the transaction, this system will complement the Boston Scientific portfolio of laser therapy systems for the treatment of symptomatic BPH, which includes the Greenlight XPSTM Laser Therapy system and holmium platforms.
The acquisition of NxThera is expected to be immaterial to Boston Scientific adjusted earnings per share (EPS) through 2020 and accretive thereafter. The transaction is expected to be more dilutive (or less accretive, as the case may be) on a GAAP basis, due to amortization expense and transaction and integration costs. The company expects to complete the transaction in the second quarter of 2018, subject to customary closing conditions.

About Boston Scientific
Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world. As a global medical technology leader for more than 35 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare. For more information, visit www.bostonscientific.com and connect on Twitter and Facebook.

1.	https://www.healthline.com/health/enlarged-prostate#symptoms

2.	https://www.physiciansweekly.com/tag/benign-prostatic-hyperplasia/

3.	https://www.ncbi.nlm.nih.gov/pubmed/6206240

4.	Dymdex Consulting, BPH Market Report, 2013

5.	https://www.sciencedirect.com/science/article/pii/S0022534718424007?via%3Dihub

6.	http://www.jurology.com/article/S0022-5347(16)31982-6/fulltext

7.	http://www.goldjournal.net/article/S0090-4295(17)31155-X/pdf

8.	https://www.webmd.com/men/prostate-enlargement-bph/enlarged-prostate-types-medication-that-work#1

9.	https://www.ncbi.nlm.nih.gov/pubmed/27129767

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding our business plans, regulatory approvals, the closing of the acquisition, product development and product performance and impact. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: future economic, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation; financial market conditions; and future business decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this document.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures including adjusted earnings per share. Adjusted earnings per share excludes goodwill and intangible asset impairment charges; acquisition-, divestiture-, litigation- and restructuring-related charges and credits; certain discrete tax items and amortization expense. Non-GAAP measures such as adjusted earnings per share are not in accordance with generally accepted accounting principles in the United States. The GAAP financial measure most directly comparable to adjusted earnings per share is GAAP earnings per share. The difference between our estimated impact of the acquisition on our GAAP and adjusted earnings per share relates to amortization expense on acquired intangible assets and acquisition-related net charges, which primarily include contingent consideration fair value adjustments, exit costs and other fees. These amounts are excluded by the Company for purposes of measuring adjusted earnings per share.

Management uses adjusted earnings per share along with other supplemental non-GAAP measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess its performance relative to its competitors, and to establish operational goals and forecasts that are used in allocating resources. Non-GAAP financial measures, including adjusted earnings per share, should not be considered in isolation from or as a replacement for GAAP financial measures. We believe that presenting non-GAAP financial measures in addition to GAAP financial measures provides investors greater transparency to the information used by our management for its financial and operational decision-making and allows investors to see our results "through the eyes" of management. We further believe that providing this information better enables our investors to understand our operating performance and to evaluate the methodology used by management to evaluate and measure such performance.

CONTACTS:
Trish Backes
Boston Scientific Corporation
(651) 582-5887 (office)
Trish.Backes@bsci.com

Susie Lisa, CFA
Investor Relations
Boston Scientific Corporation
(508) 683-5565 (office)
BSXInvestorRelations@bsci.com.